SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

December 15, 2004

PATINA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14344	75-2629477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 2000 Denver, Colorado	80202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code (303) 389-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 16, 2004, Patina Oil & Gas Corporation (the “Company”) and Noble Energy, Inc., a Delaware corporation (“Noble”), announced the execution of an Agreement and Plan of Merger, dated as of December 15, 2004 (the “Merger Agreement”), by and among the Company, Noble, and Noble Energy Production, Inc., a Delaware corporation and wholly owned subsidiary of Noble (“Merger Sub”), under which Noble has agreed to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”). Under the terms of the Merger Agreement, which was approved by the Boards of Directors of both the Company and Noble, the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger.

Total consideration for the Company Common Stock is fixed at approximately $1.1 billion in cash and approximately 27 million shares of common stock of Noble, par value $3.33 1/3 per share (“Noble Common Stock”), not including options and warrants exchanged in the transaction. Under the terms of the Merger Agreement, Company stockholders will have the right to elect to receive cash or Noble Common Stock, subject to a proration if either cash or stock is oversubscribed. The per share consideration is subject to adjustment upwards or downwards so that each share of Company Common Stock shall be converted into the right to receive consideration representing equal value. This adjustment will reflect 37.5126% of the increase or decrease, as the case may be, between $59.18 and the price of Noble Common Stock during a specified period prior to closing. The stockholders of the Company will receive, in the aggregate, consideration comprised approximately of 60 percent Noble Common Stock and 40 percent cash.

Consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things, (1) approval by the stockholders of the Company and Noble, (2) the receipt of all required regulatory approvals and (3) the effectiveness of a registration statement relating to the shares of Noble Common Stock to be issued in the Merger. It is anticipated that the transaction will be completed in April or May 2005. In the event of a termination of the Merger Agreement under certain circumstances, the Company or Noble may be required to pay the other a termination fee as set forth in the Merger Agreement.

The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The forgoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such document.

The Company issued a press release on December 16, 2004 announcing the proposed Merger. The text of the press release was filed as Exhibit 99.1 to the Company’s Form 8-K filed on December 17, 2004. Filed as Exhibit 99.1 to this Form 8-K are the slides presented at a joint webcast conference call held by Noble and the Company on December 16, 2004, in connection with the proposed Merger. Also, filed as Exhibit 99.2 to this Form 8-K are the slides presented by Noble at a meeting of the Company’s Denver employees on December 16, 2004.

In connection with the Merger Agreement, on December 15, 2004, the Company and Mellon Investor Services LLC (“Mellon”) entered into an amendment (“Rights Agreement Amendment”) to the Rights Agreement dated as of May 25, 2001 (“Rights Agreement”), between the Company and Mellon. The Rights Agreement was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on May 25, 2001. The Rights Agreement Amendment provides that the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Series A Junior Participating Preferred Stock (as defined in the Rights Agreement) purchase rights granted thereunder to be exercised, distributed or triggered.

The Rights Agreement Amendment is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to such document.

The Company also amended its Amended and Restated Change in Control Plan, as amended (the “Change in Control Plan”) and the Employment Agreement dated as of July 31, 1997, as amended, between the Company and Thomas J. Edelman, the Company’s Chief Executive Officer (the “Employment Agreement”), to clarify the application of certain provisions thereof with respect to the proposed Merger. Because of the fact that 2004 year-end compensation decisions have not been made with respect to the executive officers of the Company (and therefore 2005 salary levels and 2004 bonus amounts have not yet been determined), and because both Noble and the Company desired to have certainty regarding the amounts of any eventual change in control payments that would be made upon consummation of the Merger, Noble and the Company agreed in the Merger Agreement to set the change in control payment calculations based on salary levels for 2004 and bonus levels paid in 2004 for fiscal year 2003 (subject to certain exceptions set forth in such amendments). The amendments to the Change in Control Plan and the Employment Agreement give effect to this agreement regarding change in control payment calculations.

The Change in Control Plan was filed as Exhibit 10.5 to the Current Report on Form 8-K filed by the Company on September 20, 2004. The Employment Agreement was filed as Exhibit 10.7 to the Company’s Form 10-Q for the quarter ended September 30, 1997. The amendment to the Change in Control Plan is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The amendment to the Employment Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The foregoing descriptions of the Change in Control Plan amendment and the Employment Agreement amendment do not purport to be complete and are qualified in their entirety by reference to such documents.

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about the Company and Noble, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to the Company or Noble. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, is contained in the materials filed with the SEC by the Company on April 19, 2004 and by Noble on March 24, 2004.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 15, 2004 by and among Noble Energy, Inc., Noble Energy Production, Inc. and Patina Oil & Gas Corporation.*

4.1	Amendment to Rights Agreement, dated as of December 15, 2004 between Patina Oil & Gas Corporation and Mellon Investor Services, LLC.

10.1	Amendment to the Amended and Restated Patina Oil & Gas Change in Control Plan.

10.2	Amendment to Employment Agreement, dated as of December 15, 2004 between Patina Oil & Gas Corporation and Thomas J. Edelman.

99.1	Slide show presentation referenced and made available in connection with the Investor Conference Call held on December 16, 2004.

99.2	Slide show presentation given by Noble Energy, Inc. at a meeting of the Denver employees of Patina Oil & Gas Corporation on December 16, 2004.

*	Schedules and similar attachments to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION

By:	/s/ DAVID J. KORNDER
David J. Kornder
Executive Vice President and
Chief Financial Officer

Date: December 20, 2004

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 15, 2004 by and among Noble Energy, Inc., Noble Energy Production, Inc. and Patina Oil & Gas Corporation.*

4.1	Amendment to Rights Agreement, dated as of December 15, 2004 between Patina Oil & Gas Corporation and Mellon Investor Services, LLC.

10.1	Amendment to the Amended and Restated Patina Oil & Gas Change in Control Plan.

10.2	Amendment to Employment Agreement, dated as of December 15, 2004 between Patina Oil & Gas Corporation and Thomas J. Edelman.

99.1	Slide show presentation referenced and made available in connection with the Investor Conference Call held on December 16, 2004.

99.2	Slide show presentation given by Noble Energy, Inc. at a meeting of the Denver employees of Patina Oil & Gas Corporation on December 16, 2004.

*	Schedules and similar attachments to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.